Exhibit 10.1

SECOND AMENDMENT

TO

THE RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of January 23, 2015, is entered into among CLOUD PEAK ENERGY RECEIVABLES LLC, a Delaware limited liability company, as Seller, CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company, as Servicer, PNC BANK, NATIONAL ASSOCIATION, as Administrator, as a Related Committed Purchaser and as a Purchaser Agent, ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Related Committed Purchaser and as a Purchaser Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in, or by reference in, the Receivables Purchaser Agreement described below.

RECITALS

1.                                      The parties hereto are parties to that certain Receivables Purchase Agreement, dated as of February 11, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).

2.                                      Concurrently herewith, the Seller, the Servicer, each Purchaser Agent and the Administrator are entering into that certain Amended and Restated Fee Letter (the “A&R Fee Letter”), dated as of the date hereof.

3.                                      Concurrently herewith, the Seller, the Servicer and the Originators are entering into that certain First Amendment to the Purchase and Sale Agreement (the “1st PSA Amendment”), dated as of the date hereof.

4.                                      The parties hereto desire to amend the Receivables Purchase Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Amendments to the Receivables Purchase Agreement.  The Receivables Purchase Agreement is hereby amended as follows:

(a)                                 Section 1.1(b) of the Receivables Purchase Agreement is amended by replacing “30 days’ written notice” with “10 days’ written notice.”

(b)                                 Section 1.4(c) of the Receivables Purchase Agreement is amended by replacing the last sentence thereof in its entirety with the following:

Not later than 1 Business Day prior to each Settlement Date, each Purchaser Agent will notify the Servicer by electronic mail of the amount of Discount accrued with respect to each Portion of Capital during the related Settlement Period.

(c)                                  Section 1.4(e)(i) of the Receivables Purchase Agreement is amended by replacing “immediately” with “promptly, and in any event within one Business Day,”

(d)                                 Section 1.4(e) of the Receivables Purchase Agreement is amended by deleting “and” at the end of clause (iii) thereof, replacing the period at the end of clause (iv) thereof with “; and” and adding the following clause (v) to the end of Section 1.4(e):

(v)                                 if at any time before the Facility Termination Date the Seller is deemed to have received any Deemed Collections, so long as no Termination Day then exists, the Seller may satisfy its obligation to deliver the amount of such Deemed Collections to a Lock-Box Account or hold such amount in trust and apply it in accordance with this Section 1.4, as the case may be, by instead recalculating (or being deemed to have recalculated) the Purchased Interest by decreasing the Net Receivables Pool Balance by the amount of such Deemed Collections, so long as such adjustment does not cause the Purchased Interest to exceed 100%.

(e)                                  Section 1.9(a) of the Receivables Purchase Agreement is amended by adding “, but expressly excluding any foregone Program Fees (as defined in the Fee Letter)” after “hereunder”

(f)                                   Section 4.5(a) of the Receivables Purchase Agreement is amended by adding “to the extent the Seller is under any obligation to do so,” after “(ii)”.

(g)                                  The following defined terms are added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Covered Entity” shall mean (a) each of Seller, the Servicer, each Originator, the Performance Guarantor, the Parent and each of Cloud Peak’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a

Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

(h)                                 The definition of “Change of Control” set forth in Exhibit I of the Receivables Purchase Agreement is amended by replacing clause (c)(ii) in its entirety with the following:

(ii) “Capital Stock” means (A) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interest in a trust or other equity ownership interests in a Person or (B) any warrants, options, or other rights to acquire such shares or interests;

(i)                                     The definition of “Cloud Peak Credit Agreement” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Cloud Peak Credit Agreement” means that certain Credit Agreement, dated as of February 21, 2014 among Cloud Peak, as borrower, the “Guarantors,” “Lenders,” and “Issuing Banks” from time to time party thereto, and PNC Bank, National Association, as “Administrative Agent” and “Swingline Lender” thereunder, as amended by First Amendment to Credit Agreement dated as of September 5, 2014 and as the same may be further amended, restated, supplemented or otherwise modified from time to time.

(j)                                    The definition of “Dilution Reserve Percentage” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Dilution Reserve Percentage” means on any date, the product of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) 2.50 times the arithmetic average of the Dilution Ratios for the twelve most recent calendar months and (ii) the Dilution Volatility Component.

(k)                                 The definition of “Eligible Foreign Obligor” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Eligible Foreign Obligor” means an Obligor which is a resident of any country (other than the United States of America or Canada) that meets both of the following criteria: (a) such Obligor is not a Group D Obligor, and (b) such country has a short-term foreign currency rating (or, if such country does not have such a short-term foreign currency rating, a long-term foreign currency rating) of at least “A2” (or “A”) by Standard & Poor’s and “P-1” (or “A2”) by Moody’s.

(l)                                     The definition of “Eligible Foreign Obligor Concentration Percentage” is replaced in its entirety with the following:

“Eligible Foreign Obligor Concentration Percentage” means (i) 15.00% at any time when the Cloud Peak has both (x) a rating of “B+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities and (y) a rating of “B2” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, (ii) 5.00% at any time when (A) Cloud Peak does not meet the ratings requirements set forth in clause (i) above and (B) Cloud Peak has both (x) a rating of “B” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities and (y) a rating of “B3” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (iii) 0.00% at any other time.

(m)                             The definition of “Eligible Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is amended by replacing clauses (a)(ii) and (a)(iii) thereof in their entirety with the following:

(ii) not a Federal government or Federal government subdivision or department, affiliate (other than any Subsidiary of Korea Electric Power Corporation, Tokyo Electric Power Company or any Subsidiary thereof), agency or other entity unless otherwise approved by the Administrator in writing, “(iii) not subject to any Insolvency Proceeding, not a Sanctioned Person and not a resident of a Sanctioned Country,”

(n)                                 The definition of “Eligible Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is further amended by deleting “on or prior to the Closing Date” in clause (b) thereof.

(o)                                 The definition of “Euro-Rate” set forth in Exhibit I of the Receivables Purchase Agreement is amended by adding “the greater of (a) 0.00% and (b)” after “with respect to any Settlement Period,”.

(p)                                 The definition of “Excess Concentration” set forth in Exhibit I of the Receivables Purchase Agreement is amended by replacing clause (iii) thereof in its entirety with the following:

(iii)                               the sum of (A) the amount (if any) by which (x) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are Eligible Foreign Obligors that are not Group A Obligors, exceeds (y) 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (B) the amount (if any) by which

(x) the amount equal to (I) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are Eligible Foreign Obligors, minus (II) the amount (if any) determined pursuant to clause (A) above, exceeds (y) the Eligible Foreign Obligor Concentration Percentage of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(q)                                 The definition of “Facility Termination Date” set forth in Exhibit I of the Receivables Purchase Agreement is amended by replacing the date “February 11, 2015” where it appears therein with the date “January 23, 2018.”

(r)                                    The definition of “Governmental Authority” set forth in Exhibit I of the Receivables Purchase Agreement is replaced it in its entirety with the following:

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any supranational body, including the European Union and the European Central Bank) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(s)                                   The definition of “LMIR” set forth in Exhibit I of the Receivables Purchase Agreement is amended by adding “the greater of (a) 0.00% and (b)” after “during any Settlement Period,”.

(t)                                    The definition of “Material Adverse Effect” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting “the Parent,” from clause (a) thereof.

(u)                                 The definition of “Minimum Dilution Reserve Percentage” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Minimum Dilution Reserve Percentage” means, at any time, the product of (a) the arithmetic average of the Dilution Ratios for the twelve most recent calendar months at such time multiplied by (b) the Dilution Horizon Ratio.

(v)                                 The defined term “OFAC” and the definition thereof set forth in Exhibit I of the Receivables Purchase Agreement are deleted in their entirety.

(w)                               The definitions of “Sanctioned Country” and “Sanctioned Person” set forth in Exhibit I of the Receivables Purchase Agreement are replaced in their entirety with the following:

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person”  means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

(x)                                 The definition of “Settlement Period” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Settlement Period” means:  (a) before the Facility Termination Date, each calendar month commencing on (and including) the first day of such calendar month and ending on (and including) the last day of such calendar month, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) or, in the absence of any such selection, each calendar month as described in clause (a) above.  For the avoidance of doubt, the applicable or related Settlement Period for each Settlement Date shall be the Settlement Period most recently ended prior to such Settlement Date.

(y)                                 The definition of “Subsidiary” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Subsidiary” means, as to any Person (“parent”) at any date, (a) any corporation, partnership, limited liability company, joint venture or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and/or one or more of its subsidiaries.

(z)                                  The defined term “Transaction Information” and the definition thereof set forth in Exhibit I of the Receivables Purchase Agreement are deleted in their entirety.  Sections 1(o) and 2(l) in Exhibit III of the Receivables Purchase Agreement and Section 1(s) in Exhibit IV of the Receivables Purchase Agreement are deleted in their entirety; it being understood that Section 2(m) in Exhibit IV of the Receivables Purchase Agreement is being replaced in its entirety as set forth below.

(aa)                          Section 1(d) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(d)                                 Accuracy of Information.  No information (other than projections, forward looking statements, budgets, estimates and general market data) heretofore furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when made and in light of the circumstances under which they were made, not materially misleading.

(bb)                          Section 1(l) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(l)                                     Investment Company Act; Not a Covered Fund.  The Seller is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Seller is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder).  In reaching those conclusions, although other statutory or regulatory exemptions may be available under the Investment Company Act, the Seller has relied on Section 3(c)(5) of the Investment Company Act.

(cc)                            Section 1(m) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(m)                             Mortgages Covering As-Extracted Collateral. Except as set forth in Schedule IV, there are no mortgages that are effective as financing statements covering as-extracted collateral and that name any Originator as grantor, debtor or words of similar effect filed or recorded in any jurisdiction. The Seller may amend Schedule IV from time to time by delivering written notice thereof to the Administrator and each Purchaser Agent, which notice shall include a replacement for Schedule IV. No mortgage set forth on Schedule IV has a description of property or collateral covered thereby that includes, or purports to include, any Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than a mortgage (i) relating to the sale thereof by an Originator to the Seller under the Purchase and Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released or terminated.

(dd)                          Section 1(n) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(n)                                 Anti-Money Laundering/International Trade Law Compliance.  (x) No Covered Entity is a Sanctioned Person and (y) no Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law, in each case, however, with respect to any Covered Entity that is not the Parent, Cloud Peak or a Subsidiary of Cloud Peak, to the Seller’s knowledge.

(ee)                            Section 2(d) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(d)                                 Accuracy of Information.  No information (other than projections, forward looking statements, budgets, estimates and general market data) heretofore furnished in writing by the Servicer or the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any Transaction Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when made and in light of the circumstances under which they were made, not materially misleading.

(ff)                              Section 2(h) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(h)                                 Investment Company Act.  The Servicer is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(gg)                            Section 2(k) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:

(k)           Anti-Money Laundering/International Trade Law Compliance.  (x) No Covered Entity is a Sanctioned Person, and (y) no Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law, in each case, however, with respect to any Covered Entity that is not the Parent, Cloud Peak or a Subsidiary of Cloud Peak, to the Servicer’s knowledge.

(hh)         Section 1(b)(ii) in Exhibit IV of the Receivables Purchase Agreement is amended by adding “in any material respect” after “true”.

(ii)           Section 1(h) in Exhibit IV of the Receivables Purchase Agreement is amended by deleting “and fully”

(jj)           Section 1(j) in Exhibit IV of the Receivables Purchase Agreement is amended by deleting the first reference to “itself” and adding “itself” after “(i)” and by replacing clause (ii) thereof in its entirety with “(ii) a Change of Control described in clause (a) of the definition thereof”

(kk)         Section 1(n)(iii) in Exhibit IV of the Receivables Purchase Agreement is amended by replacing “1.4(c)” with “1.4(d)”.

(ll)           Section 1(r) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:

(r)            Anti-Money Laundering/International Trade Law Compliance.  The Seller will not become a Sanctioned Person.  Neither the Parent or its Subsidiaries, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay Capital will not be derived from any activity in violation of any Anti-Terrorism Law.  The Seller shall comply with all Anti-Terrorism Laws.

(mm)      Section 2(b)(ii) in Exhibit IV of the Receivables Purchase Agreement is amended by adding “in any material respect” after “true”.

(nn)         Section 2(b)(v) in Exhibit IV of the Receivables Purchase Agreement is amended by replacing “thirty (30)” with “ten”.

(oo)         Section 2(c) in Exhibit IV of the Receivables Purchase Agreement is amended by deleting “carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will”.

(pp)         Section 2(f) in Exhibit IV of the Receivables Purchase Agreement is amended by adding “hereunder” after “entitled”.

(qq)         Section 2(g) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:

(g)           Extension or Amendment of Pool Receivables.            Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive in any material respect any term or condition of any Contract related thereto, other than in accordance with the Credit and Collection Policy, without the prior written consent of the Administrator. The Servicer shall at its expense, timely perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables to the same extent as it would had the Pool Receivables not been sold to the Seller, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(rr)           Section 2(h) in Exhibit IV of the Receivables Purchase Agreement amended by adding “materially and” after “expected to”.

(ss)          Section 2(m) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:

(m)          Anti-Money Laundering/International Trade Law Compliance.  The Servicer will not become a Sanctioned Person.  Neither the Parent or its Subsidiaries, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay Capital will not be derived from any activity in violation of any Anti-Terrorism Law.  The Servicer shall comply with all Anti-Terrorism Laws.  The Servicer shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event.

(tt)           The first paragraph of Section 3 in Exhibit IV of the Receivables Purchase Agreement is amended by deleting therefrom the phrase “or reasonably required by the Administrator or any Purchaser Agent.”

(uu)         Section 3(c) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:

(c)           (i) Not less than one member of the Seller’s board of managers or other governing body (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of Cloud Peak, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with Cloud Peak, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;

(vv)         Clause (f) of Exhibit V of the Receivables Purchase Agreement is replaced in its entirety with the following:

(f)            (A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Seller, the Parent, Cloud Peak, the Servicer or any Originator or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Seller, the Parent, Cloud Peak, the Servicer or any Originator or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, (B) the Seller, the Parent, Cloud Peak, the Service or any Originator shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to consent in a timely and appropriate manner, any proceeding or petition described in clause (A) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Seller, the Parent, Cloud Peak, the Servicer or any Originator or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing or (C) the Seller, the Parent, Cloud Peak, the Servicer or any Originator shall become unable, admit in writing its inability or fail generally to pay its debts as they become due,

(ww)       Clause (j)(ii) of Exhibit V of the Receivables Purchase Agreement is amended by adding “and whether or not such failure is waived under any related Material Debt Agreement” after “upon”

(xx)                          Schedule IV of the Receivables Purchase Agreement is replaced in its entirety with Schedule IV attached hereto.

SECTION 2.         Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:

(a)           Representations and Warranties.  The representations and warranties made by such Person in the Receivables Purchase Agreement and each of the other Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)           Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on its part.  This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.

(c)           No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 3.         Consent to 1st PSA Amendment.  The Administrator, the Purchasers and the Purchaser Agents hereby consent to the 1st PSA Amendment.

SECTION 4.         Effect of Amendment; Ratification.  All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Receivables

Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment.  This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.  The Receivables Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5.         Effectiveness.  This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of the following:

(a)           counterparts of this Amendment, the A&R Fee Letter and the 1st PSA Amendment, in each case, duly executed by each of the parties thereto;

(b)           confirmation from the Purchaser Agents that all fees due and payable on the date hereof pursuant to the A&R Fee Letter have been paid in full;

(c)           a certificate of the Secretary or Assistant Secretary (or equivalent authorized person) of each of the Seller and the Servicer certifying as to:

(i)            the resolutions or unanimous written consents of the board of directors (or equivalent governing body) of such party authorizing its execution, delivery and performance of each of this Amendment, the A&R Fee Letter and the 1st PSA Amendment to which it is a party;

(ii)           all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to such party’s entry into each of this Amendment, the A&R Fee Letter and the 1st PSA Amendment to which it is a party;

(iii)          such party’s certificate of organization (or equivalent organizational documents) and limited liability company agreement, operating agreement or equivalent organizational documents; and

(iv)          the names and true signatures of its officers who are authorized to sign each of this Amendment, the A&R Fee Letter and the 1st PSA Amendment to which it is a party;

(d)           good standing certificates with respect to each of the Seller and Cloud Peak issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation; and

(e)           favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator and each Purchaser Agent, of legal counsel for the Seller and Cloud Peak, covering such matters as the Administrator or any Purchaser Agent may reasonably request.

SECTION 6.         Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.         GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 8.         Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

SECTION 9.         Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.       Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 11.       Transaction Document.  This Amendment shall be deemed to be a Transaction Document for all purposes of the Receivables Purchase Agreement and each other Transaction Document.

SECTION 12.       Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CLOUD PEAK ENERGY RECEIVABLES LLC, as Seller

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	Executive Vice President and Chief Financial Officer

Second Amendment to RPA

(Cloud Peak)

CLOUD PEAK ENERGY RESOURCES LLC,
as Servicer and as Performance Guarantor

By:	/s/ Michael Barrett
Name:	Michael Barrett
Title:	Executive Vice President and Chief Financial Officer

Second Amendment to RPA

(Cloud Peak)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

Second Amendment to RPA

(Cloud Peak)

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent and as the Related Committed Purchaser for its Purchaser Group

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

Second Amendment to RPA

(Cloud Peak)

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

Second Amendment to RPA

(Cloud Peak)

CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK,
as the Related Committed Purchaser
and Purchaser Agent for Atlantic Asset Securitization LLC’s Purchaser Group

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

Second Amendment to RPA

(Cloud Peak)